SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2009

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01. Regulation FD disclosure and Results of Operations and Financial Condition

On April 22, 2009, Intersil Corporation issued a press release announcing its financial results for the quarter ended April 3, 2009, the first quarter of its fiscal 2009 year. A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 2.02 and Regulation FD.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On April 18, 2009, the Board of Directors of Intersil Corporation (“Intersil” or the “Company”) elected Jonathan Kennedy to the positions of Sr. Vice President and Chief Financial Officer. Mr. Kennedy, 38, has served as Intersil’s Interim Chief Financial Officer since December 2008 and has served as Intersil’s Corporate Controller since July 2005. Before his appointment as Corporate Controller, Mr. Kennedy held the position of Director of Finance at Intersil from the time he joined the Company in June 2004 to July 2005. Prior to joining Intersil, Mr. Kennedy was employed by Alcon Laboratories from July 2000 to June 2004 serving as Director of Finance and Information Technology. There are no reportable family relationships or related person transactions involving Intersil and Mr. Kennedy.

In connection with Mr. Kennedy’s election to the position of Sr. Vice President and Chief Financial Officer, the Compensation Committee of Intersil’s Board of Directors (the “Committee”) approved an annual base salary for Mr. Kennedy of $300,000, effective April 18, 2009. The Committee also set Mr. Kennedy’s target award percentage for purposes of Intersil’s Executive Incentive Plan at 60% of his annual base salary for Intersil’s 2009 fiscal year. In addition, the Committee authorized the payment of a $35,000 bonus to Mr. Kennedy in recognition of services provided to the Company during his four-month tenure as Interim Chief Financial Officer of the Company. The Committee further determined that Mr. Kennedy should be granted 60,000 options to purchase Intersil common stock at an exercise price equal to the closing price of Intersil common stock on May 1, 2009 along with 13,333 performance-based deferred stock units (“PDSUs)”. The actual number of PDSUs that Mr. Kennedy will receive upon vesting of his PDSU grant will be based on Intersil’s financial performance (operating profit growth and revenue growth) for the three-year period of 2009 through 2011, relative to a peer group of semiconductor companies selected by the Committee. Depending on Intersil’s financial performance for that period, the actual number of PDSUs ultimately received by Mr. Kennedy may range from zero to 20,000 PDSUs. Dividend equivalents will accrue during the three-year period prior to vesting of the PDSUs. Mr. Kennedy’s stock options and PDSUs will be granted on May 1, 2009, in accordance with Intersil’s equity award guidelines and policies. Those awards will be subject to the terms and conditions of Intersil’s 2008 Equity Compensation Plan, previously filed. In connection with his election, Mr. Kennedy will enter into our standard change-in-control severance agreement for senior executives. This agreement provides that in the event that Mr. Kennedy’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following the effective date of a change in control, Intersil will pay him a lump sum payment equal to his annual base salary and full target annual bonus, and that all his stock options, restricted stock units and PDSUs will become fully vested.

A copy of the press release announcing Mr. Kennedy’s appointment is filed with this Report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 22, 2009 announcing Intersil Corporation’s first quarter 2009 financial results.

99.2	Press Release dated April 22, 2009 announcing the appointment of Jonathan A. Kennedy to the position of Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: April 22, 2009	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release issued by Intersil Corporation on April 22, 2009 for first quarter 2009 earnings.

EX-99.2	Press Release issued by Intersil Corporation on April 22, 2009 announcing Jonathan A. Kennedy’s appointment to Chief Financial Officer.